Exhibit 99.2



                   CERTIFICATION PURSUANT TO
                    18 U.S.C. SECTION 1350,
                     AS ADOPTED PURSUANT TO
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



 In connection with the Quarterly Report of JLM Couture, Inc. (the "Company") on Form 10-QSB for the period ending April 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Jerry Walkenfeld, Principal Accounting officer of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

  (1) The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



June 19, 2003            /s/Jerry Walkenfeld
                         ------------------------------------
                         Name:   Jerrold Walkenfeld
                         Title:  Principal Accounting Officer
                                 (Principal Financial Officer)




 This certification accompanies the Report pursuant to Section
906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities
Exchange Act of 1934, as amended.